UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, (ii) changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and (iii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 1.02     Termination of a Material Definitive Agreement.

Item 7.01     Regulation FD Disclosure.

Item 8.01     Other Events.

As previously disclosed, General Cannabis Corp., a Colorado corporation (the “Company”), offered and sold 12% secured convertible promissory notes (the “Notes”) to accredited investors during December 2013 and January 2014. Section 3(a) of the Notes provided for automatic conversion (“Automatic Conversion”) of the outstanding principal of the Notes into shares of the Company’s common stock, no par value per shares, at a conversion price of $5.00 per share (the “Conversion Price”), at any time after December 1, 2015, if certain equity conditions (the “Equity Conditions”) had occurred by that date.

On December 2, 2015, having determined that the Equity Conditions had been satisfied, the Company effectuated the Automatic Conversion. It issued an aggregate of 266,000 shares of common stock (the “Conversion Shares”) to twenty-five Note holders at the Conversion Price in exchange for an aggregate of $1,330,000 outstanding principal of the Notes. Upon completion of the Automatic Conversion, as provided in the Notes, the Company has been released from all obligations and liabilities under the Notes. The Conversion Shares were issued in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 4, 2015

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer